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The Directors
Holland & Barrett Holdings Limited
Dodwells Bridge Industrial Estate
Hinckley                                     Our ref  dm/1/bsm/sew.3
LEICESTERSHIRE
LE10 3BZ

5 November 1997




Dear Sirs

We consent to the inclusion of our report dated August 1997, with respect to the consolidated balance sheets of Holland & Barrett Holdings Limited (formerly Holland & Barrett Retail Limited), as of 30 June 1996 and 1997 and the related profit and loss accounts, cash flow statements, statements of recognised gains and losses and reconciliation of movement in shareholders' funds for each of the years in the three year period ended 30 June 1997, which report appears in the Registration Statement on Form S-4 of NBTY Inc dated 5 November 1997.

We also consent to the reference to our firm under the heading "Independent Accountants" in the Prospectus.


Yours faithfully


/s/ KPMG
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KPMG